Exhibit 10.1

AMENDED & RESTATED CUSHMAN & WAKEFIELD PLC

2018 OMNIBUS NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN

(Effective as of May 5, 2022)

1. Purpose of the Plan

This Plan is intended to promote the interests of the Company and its shareholders by providing its non-employee directors of the Company with incentives and rewards to encourage them to continue in the service of the Company.

2. Definitions

As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:

(a) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b) “Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c) “Board of Directors” means the Board of Directors of C&W.

(d) “C&W” means Cushman & Wakefield plc, a public limited company incorporated under the law of England and Wales, whose registration number is 11414195 (and any successor thereto).

(e) “Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.

(f) “Change in Control” means, unless otherwise defined in the Award Agreement, (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than C&W, the Consortium or any employee benefit plan sponsored by C&W, acquires ownership of shares of C&W that, together with shares held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of C&W; (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than C&W, the Consortium or any employee benefit plan sponsored by C&W acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of C&W possessing 30 percent or more of the total Voting Power of the shares of C&W; (iii) a majority of members of the Board of Directors is replaced during any 36-month period by directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or (v) the consummation of a merger, consolidation, reorganization or similar transaction with or into C&W or in which securities of C&W are issued, as a result of which the holders of Voting Securities of C&W immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(h) “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(i) “Company” means C&W and all of its Subsidiaries, collectively.

(j) “Consortium” means, collectively or individually as the context requires, TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding I LP, and 2339532 Ontario Ltd and/or their respective Affiliates for so long as such Person is subject to any orderly market sell-down provision, or any other trading restriction, contained in the Coordination Agreement (as defined in the GenPar LPA) and provided such Person has agreed to be bound by, and adhere to, the governance arrangements of the Partnership or, if applicable, the IPO Company (each as defined in the GenPar LPA) contemplated by the Coordination Agreement.

(k) “Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

(l) “Effective Date” means the date the Plan is adopted.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, with respect to an Ordinary Share, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which Ordinary Shares are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of an Ordinary Share shall not be so reported, the Fair Market Value of an Ordinary Share shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(o) “GenPar LPA” means the First Amended and Restated Limited Liability Partnership Agreement of DTZ Investment Holdings GenPar LLP, as such may be amended from time to time in accordance with its terms.

(p) “Incentive Award” means one or more Share Incentive Awards and/or Cash Incentive Awards, collectively.

(q) “Option” means a stock option to purchase Ordinary Shares granted to a Participant pursuant to Section 6.

(r) “Ordinary Shares” means C&W’s ordinary shares of $0.10 nominal value, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 9 of the Plan, or depositary receipts or instruments representing the same.

(s) “Other Share-Based Award” means an award granted to a Participant pursuant to Section 7.

(t) “Participant” means a non-employee director of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his or her successors, heirs, executors and administrators, as the case may be.

(u) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(v) “Plan” means this Cushman & Wakefield plc Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan, as it may be amended from time to time.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Service Period” means the period during which an individual is classified or treated by the Company as a non-employee director of the Company.

(y) “Share Incentive Award” means an Option or Other Share-Based Award granted pursuant to the terms of the Plan.

(z) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(aa) “Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by C&W or one of its Subsidiaries or with which C&W or one of its Subsidiaries combines.

(bb) “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(cc) “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3. Shares Subject to the Plan and Limitations on Cash Incentive Awards

(a) Shares Subject to the Plan

The maximum number of Ordinary Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 255,880 Ordinary Shares in the aggregate, which includes 55,880 Ordinary Shares that remained available for issuance under the Cushman & Wakefield plc 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan prior to this amendment and restatement. The maximum number of shares referred to in the preceding sentence of this Section 3(a) shall be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Of the shares described, 100% may be delivered in connection with “full-value Incentive Awards,” meaning Incentive Awards other than Options or stock appreciation rights. Any shares granted under any Incentive Awards shall be counted against the share limit on a one-for-one basis. Ordinary Shares issued under the Plan may be unissued shares, treasury shares, shares purchased by the Company or by an employee benefit trust or similar vehicle in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

For purposes of the preceding paragraph, Ordinary Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if Ordinary Shares are (i) tendered (either actually or through attestation) or withheld to pay the exercise price of an Option or stock appreciation right, (ii) tendered (either actually or through attestation) or withheld to satisfy any tax withholding requirement or (iii) shares covered by a stock-settled stock appreciation right or other Incentive Award that were not issued upon the settlement of the Incentive Award, the shares issued (if any), withheld or covered, as applicable, will be deemed delivered for purposes of determining the number of Ordinary Shares that are available for delivery under the Plan and shall not again be available for issuance or delivery under the Plan. For the avoidance of doubt, Ordinary Shares that are tendered (either actually or through attestation) or withheld to satisfy any tax withholding requirement in connection with any “full-value Incentive Awards” shall be added to the number of Ordinary Shares that are available for delivery under the Plan. In addition, if Ordinary Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan; provided, however, that any Ordinary Shares that have been repurchased by the Company using Option proceeds shall not again be available for issuance and delivery under the Plan. Ordinary Shares underlying Incentive Awards that are settled for cash shall be added to the number of Ordinary Shares that are available for delivery under the Plan.

(b) Individual Award Limit

The maximum number of shares subject to Incentive Awards (assuming maximum performance, if applicable) granted during a single fiscal year to any Participant, taken together with any Cash Incentive Awards granted during the fiscal year to the Participant and any cash fees paid during the fiscal year to the Participant in respect of the Participant’s service as a member of the Board of Directors during such year (including service as a member or chair of any committees of the Board of Directors), shall not exceed $700,000 in total value (calculating the value of any such Incentive Awards based on the grant date fair value of such Incentive Awards for financial reporting purposes). The Board of Directors may make exceptions to this limit for a non-executive or executive chair of the Board of Directors, or pursuant to a pre-established, binding agreement with a Participant, in each case, as the Board of Directors may determine in its discretion, provided that the Participant receiving such additional compensation may not participate in the decision to award such compensation.

4. Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Ordinary Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Ordinary Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Service Period during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, except in connection with a Change in Control or as permitted under Section 9, the Company shall not, without the approval of the shareholders of C&W, (x) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or stock appreciation right or (y) grant any new Incentive Award or make any payment of cash to a Participant in substitution for, or upon the cancellation of, any outstanding Option or stock appreciation right when the exercise price of such Option or stock appreciation right exceeds the Fair Market Value of the underlying Ordinary Shares.

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and C&W shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those non-employee directors of the Company whom the Committee shall select from time to time. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6. Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.

(a) Exercise Price

The exercise price per Ordinary Share covered by any Option shall be not less than the greater of its nominal value and 100% of the Fair Market Value of an Ordinary Share on the date on which such Option is granted, it being understood that the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Ordinary Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Ordinary Shares as set forth in the Award Agreement; provided that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, however, that the expiration of the Option may be tolled while the Participant cannot exercise such Option because an exercise would violate an applicable federal, state, local, or foreign law, or would jeopardize the ability of C&W to continue as a going concern, provided, further, that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate such applicable federal, state, local, and foreign laws or jeopardize the ability of C&W to continue as a going concern.

(2) Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

7. Other Share-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Ordinary Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Ordinary Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided that each Other Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Ordinary Shares that is specified at the time of the grant of such Incentive Award.

8. Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including Ordinary Shares, provided that the term “Cash Incentive Award” shall exclude any Option or Other Share-Based Award.

9. Adjustment Upon Certain Changes

Subject to any action by the shareholders of C&W required by law, applicable tax rules or the rules of any exchange on which Ordinary Shares of C&W are listed for trading:

(a) Shares Available for Grants

In the event of any change in the number of Ordinary Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, the maximum aggregate number of Ordinary Shares with respect to which the Committee may grant Incentive Awards, exercise or base price of any Option or stock appreciation right and the applicable performance targets or criteria shall be equitably adjusted or substituted by the Committee to prevent enlargement or reduction in rights granted under the Incentive Award. In the event of any change in the number of Ordinary Shares of C&W outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Ordinary Shares with respect to which Incentive Awards may be granted.

(b) Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of Ordinary Shares or the payment of a stock dividend (but only on the Ordinary Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Ordinary Shares subject to each outstanding Incentive Award and the exercise price per Ordinary Share of each such Incentive Award.

(c) Certain Mergers and Other Transactions

In the event of any merger, consolidation or similar transaction as a result of which the holders of Ordinary Shares receive consideration consisting exclusively of securities of the acquiring or surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such merger or consolidation or similar transaction.

In the event of (i) a dissolution or liquidation of C&W, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving C&W in which the holders of Ordinary Shares receive securities and/or other property, including cash, other than or in addition to shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Ordinary Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of an Ordinary Share as a result of such event over (B) the exercise price of such Option or stock appreciation right (which, for the avoidance of doubt, may be zero in the case of underwater Options and stock appreciation rights); or

(ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of Ordinary Shares subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d) Other Changes

In the event of any change in the capitalization of C&W or corporate change other than those specifically referred to in Sections 9(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.

(e) Cash Incentive Awards

In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(f) No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of C&W or any other corporation. Except as expressly provided in the Plan, no issuance by C&W of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

(g) Savings Clause

No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

No provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

10. Change in Control; Termination of the Service Period

(a) Change in Control

The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10 and the Plan.

(b) Termination of the Service Period

(1) Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of the Service Period shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is otherwise employed by the Company or retained as a consultant pursuant to a written agreement and such agreement provides otherwise.

(2) The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of the Service Period on the Participant holding the Incentive Award.

11. Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any Ordinary Shares covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of C&W. Except as otherwise expressly provided in Section 9 hereof or in a Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Ordinary Share if it were issued or outstanding, or from granting rights related to such dividends; provided that dividends or dividend equivalents that would be payable with respect to any Ordinary Share subject to a performance-based Incentive Award shall not be paid until, and only to the extent that, the performance-based conditions are met.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

12. No Special Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service Period or interfere in any way with the right of the Company at any time to terminate such Service Period or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13. Securities Matters

(a) C&W shall be under no obligation to effect the registration pursuant to the Securities Act of any Ordinary Shares to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, C&W shall not be obligated to cause to be issued Ordinary Shares pursuant to the Plan unless and until C&W is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. The Committee may require, as a condition to the issuance of Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall be effective unless at such time counsel to C&W determines that the issuance and delivery of Ordinary Shares pursuant to such exercise would not be in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Ordinary Shares are traded. C&W may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. C&W shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

(a) Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall have the right to require the Participant to remit to C&W in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in Ordinary Shares), C&W shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to C&W a number of Ordinary Shares that have been owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, C&W shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16. Recoupment

Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent (i) required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), (ii) permitted or required by Company policy as in effect on the date of grant and/or (iii) required by the rules of an exchange on which the Company’s shares are listed for trading to recoup compensation of whatever kind paid or to be paid by the Company at any time to a Participant under this Plan.

17. No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

18. Transfers

Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Options that are non-qualified stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of (other than to third-party financial institutions for value), on a general or specific basis, subject to such conditions and limitations as the Committee may determine. A non-qualified stock option that is transferred pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind C&W unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

19. Expenses and Receipts

The expenses of the Plan shall be paid by C&W. Any proceeds received by C&W in connection with any Incentive Award will be used for general corporate purposes.

20. Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the material terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21. Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

22. Governing Law

The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23. Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

24. Effective Date and Term of Plan

The Effective Date of the Plan is May 5, 2022. No grants of Incentive Awards may be made under the Plan after May 5, 2032, the tenth anniversary of the date upon which the Plan was approved.